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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): September 7, 2000

                                 GlobalMedia.com
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

              0-23491                             91-1842480
     (Commission File Number)           (IRS Employer Identification No.)

            400 Robson Street, Vancouver, BC Canada         V6B 2B4
            (Address of Principal Executive Offices)       (Zip Code)

                                 (604) 688-9994
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS.

On September 7, 2000, GlobalMedia.com (the "Company") and StandardRadio, Inc. (the "Investor") entered into a Private Placement Subscription Agreement ("Subscription Agreement") which provides for the sale and issuance in two separate closings of shares of the Company's common stock ("Common Stock"). In the first closing pursuant to the Subscription Agreement, which occurred on September 7, 2000, the Company issued and sold to the Investor, for an aggregate purchase price of $2,500,100, 1,388,888 shares of Common Stock at a price of $1.80 per share (the "Offering Price") and a five-year warrant to purchase 277,778 shares of Common Stock (the "Common Stock Warrant") (collectively, the "First Closing"). The exercise price for the Common Stock Warrant equals the lesser of (a) $2.25 per share or (b) 125% of the price per share at which Yorkton Securities Inc. effects a private placement of securities with proceeds to the Company of at least $7,500,000, if such private placement occurs on or before December 31, 2000 (the "Yorkton Financing"). The Common Stock and Common Stock Warrant were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

If the Yorkton Financing occurs and the price per share (the "Yorkton Price") is less than the Offering Price, then the Offering Price will be adjusted so that the Investor receives a total number of shares under the Subscription Agreement equal to the number of shares the Investor would have received if the Offering Price had equaled the Yorkton Price. In addition, the exercise price of the Common Stock Warrant will be adjusted as described above.

If the Yorkton Financing occurs, the Subscription Agreement provides for an additional $2,500,000 investment by the Investor in exchange for the Company's issuance and sale to the Investor of a number of shares of Common Stock based on a price per share equal to the lesser of the Offering Price or the Yorkton Price (the "Second Closing").

As additional consideration for the Investor entering into the Subscription Agreement, the Company waived all fees and expenses otherwise payable to the Company by the Investor pursuant to an existing co-marketing agreement between the parties with respect to the Investor's radio stations for a period of three years. The waiver of fees is also subject to extension for such period as the Investor continues to hold 2% or more of the issued and outstanding shares of the Company.

Pursuant to the Subscription Agreement, the Common Stock is subject to piggyback registration rights which allow the Investor to participate in a future registration statement as a selling shareholder, subject to approval by the Company's underwriter, if any. The piggyback registration rights do not apply to registrations relating solely to employee benefit plans or to registrations on any form that does not permit secondary sales.

In connection with the Subscription Agreement, Michael Metcalfe and the Investor entered into a Share Purchase Agreement whereby Mr. Metcalfe agreed to sell to the Investor an aggregate of 1,250,000 shares of Common Stock at a price of $0.02 per share. As of the date of the First Closing, Mr. Metcalfe sold 1,000,000 shares of Common Stock to the Investor for an aggregate purchase price of $20,000. If the Second Closing occurs, then Mr. Metcalfe will sell to the


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Investor an additional 250,000 shares of Common Stock on terms satisfactory to both parties.

This summary description of the transactions is qualified in its entirety by reference to the documents filed as exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      Exhibits

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
99.1         Private Placement Subscription Agreement, dated as of September 7, 2000, between
             GlobalMedia and Standard Radio Inc. (1)
99.2         Common Stock Purchase Warrant, dated as of September 6, 2000, from GlobalMedia to
             Standard Radio Inc. (1)
99.3         Share Purchase Agreement, dated as of September 7, 2000, between Michael Metcalfe and
             Standard Radio Inc. (1)

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(1) Incorporated by reference to the Company's Amendment No. 1 to Form S-3
Registration Statement filed on September 26, 2000.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GlobalMedia.com


Date: October 3, 2000                    By: /s/ L. James Porter
                                             --------------------------------
                                                 L. James Porter
                                                 Chief Financial Officer


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